Exhibit 10.3

Cira Center, 2929 Arch Street, 17th Floor, Pennsylvania 19104

Phone: 215.701.9555 Fax: 215.701.8281

March 23, 2007

Cohen & Company Financial Management, LLC

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Re:	Kleros Preferred Funding VI Fee

Ladies and Gentlemen:

We refer to the Warehouse Risk Sharing Agreement (the “Risk Sharing Agreement”) dated as of February 7, 2007, between Merrill Lynch and Alesco Holdings, Ltd. (“Holdings”), a subsidiary of Alesco Financial Inc. (“AFN”) pursuant to which Holdings deposited collateral security to support the purchase of a diversified portfolio of securities. The Risk Sharing Agreement modified the terms of a Warehouse Agreement (the “Warehouse Agreement”) between Merrill Lynch and Strategos Capital Management, LLC (the “Asset Manager”) dated as of September 28, 2006. Capitalized terms used but not defined herein shall have the meanings given to them in the Warehouse Agreement

In consideration of the benefits that the Asset Manager and its affiliates received in connection with the closing of Kleros Preferred Funding VI, which were in part attributable to Holdings’ deposit of collateral security in connection with the Warehouse Agreement, the Asset Manager agrees to pay a one-time capital commitment fee of $1.2 million to Holdings within forty-five (45) days after the date of this letter agreement.

If the foregoing is acceptable, kindly execute this letter agreement in the place indicated below.

Sincerely,

ALESCO FINANCIAL INC.

/s/ James J. McEntee, III
Name: James J. McEntee, III
Title: President and CEO

ALESCO HOLDINGS, LTD.

/s/ John J. Longino
Name: John J. Longino
Title: CFO and Treasurer

ACCEPTED AND AGREED
This 23rd day of April, 2007

STRATEGOS CAPITAL MANAGEMENT, LLC

/s/ Alex Cigiolle
Name: Alex Cigiolle
Title: Managing Director

COHEN & COMPANY

/s/ Christopher Ricciardi
Name: Christopher Ricciardi
Title: CEO and President